As filed with the Securities and Exchange Commission on December 18, 1997

                               Registration Statement No. 333-
=================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     _________________________

                              FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                     _________________________
                        Rogers Corporation
     (Exact name of Registrant as specified in its charter)

         Massachusetts                          06-0513860
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)             Identification Number)

                       One Technology Drive
                           P.O. Box 188
                 Rogers, Connecticut 06263-0188
                         (860) 774-9605
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

       LONG-TERM ENHANCEMENT PLAN FOR SENIOR EXECUTIVES
                     OF ROGERS CORPORATION
                    (Full Title of the Plan)

                   Robert M. Soffer, Treasurer
                       Rogers Corporation
                     One Technology Drive
                        P.O. Box 188
                 Rogers, Connecticut 06263-0188
                       (860) 774-9605
    (Name, address, including zip code, and telephone number,
          including area code, of agent for service)
                   ____________________________

                         With copies to:
                       John J. Cleary, P.C.
                   Goodwin, Procter & Hoar  LLP
                          Exchange Place
                 Boston, Massachusetts 02109-2881
                         (617) 570-1000
                   _____________________________

                  CALCULATION OF REGISTRATION FEE

Title of Each
Class of
Securities                   Proposed Maximum  Proposed Maximum   Amount of
Being         Amount to be   Offering Price    Aggregate          Registration
Registered    Registered(1)  Per Share(2)      Offering Price(2)  Fee
------------------------------------------------------------------------------
Capital Stock,
par value
$1.00 per
share         75,000 shares     $37.875        $2,840,625.00      $838.00
--------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation in the event of a stock dividend, stock split, reverse stock split, recapitalization or other similar event.

(2) This estimate is made solely for the purpose of determining the amount of the registration fee and is based upon the average of the high and low prices of the Registrant's Capital Stock on December 15, 1997.

                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.	Incorporation of Certain Documents by Reference.

   The Registrant hereby incorporates by reference the following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission").

   (a) The Registrant's latest Annual Report on Form 10-K, including consolidated financial statements, together with the report of independent auditors thereon, with respect to the Registrant's fiscal year ended December 29, 1996, filed by the Registrant pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1997, June 29, 1997 and September
28, 1997.

   (c)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the  Exchange Act since December 29,
1996 and prior to the termination of the offering of the securities covered by this registration statement.

   (d) All reports, proxy statements and other communications distributed to the Registrant's security holders since December
29, 1996 and prior to the termination of the offering of the securities covered by this registration statement.

   (e) The description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a) and
(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

   Not Applicable.

Item 5. Interests of Named Experts and Counsel.

   The legality of the shares of capital stock of the Registrant offered hereby has been passed upon for the Registrant by Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109.

   The consolidated financial statements of the Registrant incorporated by reference in the Registrant's Annual Report (Form 10-K) for the fiscal year ended December 29, 1996 and the related financial statement schedule included therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

   Section 67 of the Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees or other agents may be provided by a corporation. Section 13(b)(1-1/2) of the Massachusetts Business Corporation Law provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability for a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   Article V, Section 8 of the Registrant's By-laws provides that the Registrant shall indemnify each director, officer and employee and each former director, officer and employee against any cost, expenses (including attorneys' fees), judgments, fines, penalties and/or liabilities (including certain amounts paid in settlement) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or other proceeding in which he may be involved or with which he may be threatened (i) by reason of his being or having been such director, officer or employee of the Registrant or of any other corporation in which he served as such at the request of the Registrant, or (ii) by reason of his serving or having served in any capacity with respect to certain employee benefit plans established or maintained by the Registrant or a subsidiary thereof. In addition, Article 6 of the Registrant's Restated Articles of Organization provides that, to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

Item 7. Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

   The Exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

Item 9. Undertakings.

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)   To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933, as amended
             (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut on this 17th day of December, 1997.

                                  ROGERS CORPORATION

                                  By: /s/ Walter E. Boomer
                                      Walter E. Boomer
                                      President and Chief Executive Officer

                           POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Dale S. Shepherd and Robert M. Soffer, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                     Capacity                     Date

/s/ Harry H. Birkenruth      Chairman of the Board of      December 17, 1997
Harry H. Birkenruth          Directors

/s/ Walter E. Boomer         President, Chief Executive    December 17, 1997
Walter E. Boomer             Officer, Director (Principal
                             Executive Officer)

/s/ Dale S. Shepherd         Vice President, Finance       December 17, 1997
Dale S. Shepherd             and Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)

/s/ Leonid V. Azaroff        Director                      December 17, 1997
Leonid V. Azaroff

/s/ Leonard M. Baker         Director                      December 17, 1997
Leonard M. Baker

/s/ Wallace Barnes           Director                      December 17, 1997
Wallace Barnes

/s/ Mildred S. Dresselhaus   Director                      December 17, 1997
Mildred S. Dresselhaus

Donald J. Harper             Director                      December 17, 1997

/s/ Gregory B. Howey         Director                      December 17, 1997
Gregory B. Howey

/s/ Leonard R. Jaskol        Director                      December 17, 1997
Leonard R. Jaskol

/s/ William E. Mitchell      Director                      December 17, 1997
William E. Mitchell

                               EXHIBIT INDEX


  Exhibit No.	Description

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

    23.1        Consent of Ernst & Young LLP.

    23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

    24.1 Power of Attorney (included on signature page of this Registration Statement).

                                                     Exhibit 5.1


                                         December 17, 1997



Rogers Corporation
One Technology Drive
P.O. Box 188
Rogers, CT 06263-0188

     Re:  Long-Term Enhancement Plan for Senior Executives of
          Rogers Corporation

Ladies and Gentlemen:

   This opinion is delivered in our capacity as counsel to Rogers Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 75,000 shares of the Company's capital stock, par value $1.00 per share (the "Registered Shares"), which may be issued pursuant to the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation (the "Plan").

   As counsel for the Company, we have examined a copy of the Plan, the Registration Statement, and the Company's Articles of Organization and By-laws, each as amended to date and presently in effect, such records of the corporate proceedings of the Company as deemed to be material and such other certificates, receipts, records, and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

   We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

   Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the Plan, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's capital stock.

   The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

   We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         /s/ GOODWIN, PROCTER & HOAR LLP
                                         GOODWIN, PROCTER & HOAR LLP

                                                    Exhibit 23.1


                 Consent of Independent Auditors




We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8 No.333-00000) pertaining to the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation and to the incorporation by reference therein, of our reports dated February 3, 1997 with respect to the consolidated financial statements of Rogers Corporation incorporated by reference, and March 20, 1997, with respect to the schedule of Rogers Corporation included in its Annual Report
(Form 10-K) for the year ended December 29, 1996, filed with the Securities and Exchange Commission.




                                            /s/ ERNST & YOUNG LLP


Providence, Rhode Island
December 15, 1997

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